COPY

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PROMISSORY NOTE – NON FIN 5 RM

$6,800,000 effective as of January 1, 2008

FOR VALUE RECEIVED, the undersigned, CHEROKEE PHARMACEUTICALS LLC, a Pennsylvania limited liability company with an office at 1835 Market Street, Eighth Floor, Philadelphia, PA 19103 ("Maker"), promises to pay to the order of MERCK & CO., INC., a New Jersey corporation, with an office at One Merck Drive, Whitehouse Station, New Jersey 08889-0108, or any successor holder of this Note ("Payee"), the principal sum ("Principal") of Six Million Eight Hundred Thousand Dollars ($6,800,000), consisting of and representing a purchase money loan (the "Loan") with respect to the Non FIN 5 Raw Materials under the APA (hereinafter defined).

1. Note and Transaction Documents. This Note is issued pursuant to that certain Asset Purchase Agreement, dated this date, between Maker (as Buyer) and Payee (as Seller) (the "APA") to which APA reference is hereby made for a statement of certain terms and conditions under which the Loan is being made. This Note and the APA and all other agreements and documents or instruments evidencing or governing the Loan or entered into in connection with the transactions under and pursuant to the APA (including without limitation those listed on Schedule A to this Note) shall collectively be referred to as the "Transaction Documents." Undefined capitalized terms used in this Note without definition shall have the same meanings ascribed to those terms in the APA.

2. Principal. Principal shall be payable on or before January 4, 2010 ("Maturity Date").

3. Late Charge. Principal shall not accrue interest. Upon the occurrence of (a) an Event of Default, (b) the Note not having been paid in full by the Maturity Date, or (c) Acceleration (as hereinafter defined), Principal shall be subject to a late charge (the "Late Charge") in the amount of one and one half percent (1-½%) of the overdue unpaid sum for each month or partial month after such occurrence that such sum has not been paid in full to Payee.

4. Payments. Payments shall be made without set-off, counterclaim or other deduction of any nature at the office of Payee located at One Merck Drive, Whitehouse Station, New Jersey 08889-0108, in immediately available United States funds in the following manner:

To be sent to party wiring funds:

JP Morgan Chase Bank, N.A.
1 Chase Plaza
New York, NY 10005
ABA Number: 021000021
Swift Code: CHASUS33
Credit: Merck & Co., Inc.
Account Number: 910-1-100783
Reference: Your description

5. Events of Default. The occurrence, after the date hereof, of any of the following events shall constitute an event of default (each an "Event of Default") hereunder:

(a) Maker shall fail to make any payment due to Payee under this Note as and when due, at maturity, or as a result of the occurrence of an Event of Default, or otherwise.

(b) An occurrence of a breach under any of the Transaction Documents, which remains uncured after passage of the applicable cure period (if any).

(c) Any party (other than the Payee) shall place a lien on any of the assets of Maker in violation of any of the Transaction Documents or shall foreclose upon or otherwise seek to enforce any lien or other rights such other party may have in and to any of the assets of Maker or Guarantor; provided, however, in the case of mechanics liens only, such lien shall not be an Event of Default if it is released, discharged or bonded off not later than thirty (30) days from the date of the mechanics lien.

6. Acceleration. Upon and after the occurrence of an Event of Default, the entire unpaid Principal under this Note plus all other sums due and payable to Payee hereunder, may, without demand, notice or legal process of any kind, be declared by Payee, and immediately shall become, due and payable in full ("Acceleration").

7. Additional Rights and Remedies. In addition to the rights and remedies available to Payee as set forth above, upon the occurrence of an Event of Default hereunder, or at any time thereafter, Payee may at its option, immediately and without notice, exercise any and all rights available to Payee under law or in equity, which may be exercised from time to time, and which are in addition to any rights and remedies available to Payee under the Transaction Documents or any other agreement or instrument by and between Maker and Payee. No right or remedy conferred upon or reserved to Payee hereunder or under the Transaction Documents or such other agreement or instrument, now or hereafter existing, at law or in equity, is intended to be exclusive of any other right or remedy, and each and every such right or remedy shall be cumulative and concurrent, and in addition to every other such right or remedy, and may be pursued singly, concurrently, successively or otherwise, at the sole discretion of Payee, and shall not be exhausted by any one exercise thereof but may be exercised as often as occasion therefor shall occur.

8. Waivers. Maker hereby waives presentment, demand, notice of nonpayment, protest, notice of protest, notice of dishonor and any and all other notices in connection with any default in the payment of, or any enforcement of, or acceleration of, the payment of, all amounts due under this Note. To the extent permitted by law, Maker waives the right to any stay of execution and the benefit of all exemption laws now or hereafter in effect.

9. **CONFESSION OF JUDGMENT. MAKER HEREBY IRREVOCABLY AUTHORIZES AND EMPOWERS ANY ATTORNEY OF RECORD, OR THE PROTHONOTARY OR CLERK OF ANY COURT IN THE COMMONWEALTH OF PENNSYLVANIA OR ELSEWHERE, TO APPEAR FOR MAKER, UPON AN EVENT OF DEFAULT HEREUNDER, IN ANY SUCH COURT IN ANY ACTION BROUGHT AGAINST MAKER BY PAYEE WITH RESPECT TO THE AGGREGATE AMOUNTS PAYABLE HEREUNDER, WITH OR WITHOUT DECLARATION FILED, AS OF ANY TERM, AND THEREIN TO**

CONFESS OR ENTER JUDGMENT AGAINST MAKER, FOR ALL SUMS PAYABLE BY MAKER TO PAYEE HEREUNDER, AS EVIDENCED BY AN AFFIDAVIT SIGNED BY A DULY AUTHORIZED DESIGNEE OF PAYEE SETTING FORTH SUCH AMOUNT THEN DUE FROM MAKER TO PAYEE, PLUS REASONABLE ATTORNEYS' FEES, WITH COSTS OF SUIT. IF A COPY OF THIS NOTE, VERIFIED BY AN AFFIDAVIT, SHALL HAVE BEEN FILED IN SUCH ACTION, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL AS A WARRANT OF ATTORNEY. MAKER WAIVES THE RIGHT TO ANY STAY OF EXECUTION AND THE BENEFIT OF ALL EXEMPTION LAWS NOW OR HEREAFTER IN EFFECT. NO SINGLE EXERCISE OF THE FOREGOING WARRANT AND POWER TO BRING ANY ACTION OR CONFESS JUDGMENT THEREIN SHALL BE DEEMED TO EXHAUST THE POWER, BUT THE POWER SHALL CONTINUE UNDIMINISHED AND MAY BE EXERCISED FROM TIME TO TIME AS OFTEN AS PAYEE SHALL ELECT UNTIL ALL AMOUNTS PAYABLE TO PAYEE HEREUNDER, SHALL HAVE BEEN PAID IN FULL.

MAKER ACKNOWLEDGES THAT MAKER UNDERSTANDS THE MEANING AND EFFECT OF THE CONFESSION CONTAINED IN THE FOREGOING PARAGRAPH. SPECIFICALLY, THE MAKER UNDERSTANDS AMONG OTHER THINGS THAT: (1) MAKER IS RELINQUISHING THE RIGHT TO HAVE NOTICE EXCEPT AS PROVIDED HEREIN, AN OPPORTUNITY TO BE HEARD AND THE RIGHT TO HAVE THE BURDEN OF PROOF OF DEFAULT REST ON PAYEE PRIOR TO THE ENTRY OF JUDGMENT; (2) THE ENTRY OF JUDGMENT MAY RESULT IN A LIEN ON MAKER'S PROPERTY; (3) MAKER WILL BEAR THE BURDEN AND EXPENSE OF ATTACKING THE JUDGMENT AND CHALLENGING EXECUTION ON THE LIEN AND SALE OF THE PROPERTY COVERED THEREBY; AND (4) ENOUGH OF MAKER'S PROPERTY MAY BE TAKEN TO PAY THE PRINCIPAL AMOUNT, ANY INTEREST, COSTS, LATE CHARGES AND ATTORNEY'S FEES.

10. Costs and Expenses. Following the occurrence of any Event of Default, Maker shall pay upon demand all reasonable costs and expenses (including reasonable attorneys' fees and expenses) incurred by Payee in the exercise of any of its rights, remedies or powers under this Note or as otherwise provided herein, and any amount thereof not paid promptly following demand therefor shall be added to the Principal and shall be subject to the Late Charge.

11. Notices. All notices, requests, demands, directions and other communications (collectively "notices") given to or made upon any party under the provisions of this Note shall be in writing and shall be delivered by hand, by certified mail, return receipt requested, by nationally recognized overnight courier or U.S. mail or sent in accordance with any subsequent unrevoked written direction from any party to the others:

If to Maker or Guarantor:

Cherokee Pharmaceuticals LLC
1835 Market Street, 8th Floor
Philadelphia, PA 19103
Attention: John Elliott, President
Telephone: 215.569.8810
Facsimile: 215.569.9893

with a copy to:

Obermayer Rebmann Maxwell & Hippel LLP
One Penn Center, 19th Floor
Philadelphia, PA 19103-1895
Attention: John V. O'Hara, Esquire
Telephone: 215.665.3234
Facsimile: 215.665.3165

If to Payee:

Merck & Co., Inc.
One Merck Plaza
Whitehouse Station, NJ 08889-0100
Attention: John Figliolina, Cash Operations
Telephone: (908) 423 - 3148

with a copy to:

Vance G. Camisa, Esquire
Counsel
MMD-Legal
Merck & Co., Inc.
Two Merck Drive
Whitehouse Station, NJ 08889-0200
Telephone: (908) 423-3945
Facsimile: (908) 423-2892

and

Norman B. Berlin, Esquire
Pepper Hamilton LLP
3000 Two Logan Square
Eighteenth and Arch Streets
Philadelphia, PA 19103-2799
Telephone: 215.981.4000
Facsimile: 215.981.4750

All notices shall, except as otherwise expressly provided in this Note, be effective (a) in the case of hand-delivered notice, when hand delivered, (b) if given by U.S. mail, three (3) Business Days after such communication is deposited in the mails with overnight first class postage prepaid, return receipt requested, and (c) if given by any other means (including by air courier), when delivered.

12. Severability. In the event that any provision of this Note is held to be invalid, illegal or unenforceable in any respect or to any extent, such provision shall nevertheless remain valid, legal and enforceable in all such other respects and to such extent as may be permissible. Any such invalidity, illegality or unenforceability shall not affect any other provisions of this Note, but this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

13. Amendments and Waivers. No modification or amendment hereof, or waiver of the rights of Payee hereunder, shall be effective unless made in a writing signed by Maker and Payee.

14. Successors and Assigns. This Note inures to the benefit of Payee and binds Maker, and its respective successors and assigns, and the words "Payee" and "Maker" whenever occurring herein shall be deemed and construed to include such respective successors and assigns.

15. Governing Law. This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

16. Consent to Jurisdiction. Maker and Payee hereby agree and consent to be subject to the exclusive jurisdiction of the United States District Court for the Eastern District of Pennsylvania and, in the event such court does not have subject matter jurisdiction, to the exclusive jurisdiction of the state courts sitting in such district in any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Note. Maker and Payee hereto hereby irrevocably waive, to the fullest extent permitted by law, (a) any objection that each may now or hereafter have to laying venue of any suit, action or proceeding brought in such courts, and (b) any claim that any suit, action or proceeding brought in such courts has been brought in an inconvenient forum. Each party hereby irrevocably consents to the service of any and all process in any such suit, action or proceeding by the delivery of such process to such party at the address and in the manner provided in this Note.

17. Captions. The captions or headings of the paragraphs of this Note are for convenience only and shall not control or affect the meaning or construction of any of the terms or provisions of this Note.

18. WAIVER OF JURY TRIAL. MAKER AND PAYEE (BY ACCEPTANCE OF THIS NOTE) MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE,

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IN WITNESS WHEREOF, and intending to be legally bound hereby, Maker has caused this Note to be duly executed as of the day and year first above written.

CHEROKEE PHARMACEUTICALS LLC., a Pennsylvania limited liability company

By: ______________________
Name: Stratton C. Lee, III
Title: President

COPY

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PRWT Guaranty

PRWT Services, Inc. hereby irrevocably and unconditionally guarantees the payment and performance by Cherokee Pharmaceuticals LLC of this Note. PRWT Services, Inc. shall be responsible for all liability, direct or indirect, due or to become due, now existing or hereafter arising, resulting from the non-payment and the performance or non-performance of Cherokee Pharmaceuticals LLC under this Note. Merck shall have no obligation to first seek payment or performance of any of the obligations by Cherokee Pharmaceuticals LLC under this Note before seeking enforcement of this guarantee by PRWT Services, Inc.

AGREED TO AND ACCEPTED BY:

PRWT SERVICES INC.

By: [signature]
Name: Stratton C. Lee, JR
Title: President & COO

Executed: as of January 1, 2008

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Schedule A

List of Transaction Documents

1. Asset Purchase Agreement between Merck & Co., Inc. ("Merck"), Cherokee Pharmaceuticals LLC ("Cherokee") and PRWT Services, Inc.("PRWT").

2. First Amendment to Asset Purchase Agreement among Merck, Cherokee and PRWT.

3. Bill of Sale by Merck.

4. Assignment and Assumption Agreement between Merck and Cherokee.

5. Non-Exclusive Patent and Know-how License Agreement among Merck, Merck Sharp & Dohme Research Ltd. and Cherokee, with guaranty of PRWT.

6. Mutual Confidentiality Agreement among Merck, Cherokee and PRWT.

7. Remediation Agreement between Merck and Cherokee.

8. Supply Agreement between Merck and Cherokee, with guaranty of PRWT.

9. Transition Services Agreement between Merck and Cherokee.

10. Bailment Agreement between Merck and Cherokee.

11. Intercreditor Agreement among Merck, Cherokee and Wachovia Bank, N.A.

12. Promissory Note – Non FIN 5 RM by Cherokee in favor of Merck.

13. Promissory Note – General by Cherokee in favor of Merck.

14. Letter of Understanding regarding Pennsylvania Tax Lien issued by Merck, acknowledged by Cherokee.

15. Indemnification Agreement by Merck to Stewart Title Guaranty Company.

16. Indemnification Agreement – Merck, Cherokee and PRWT.

17. FIRPTA Certificate of Merck.

DISCLOSURE AND WAIVER OF RIGHTS
REGARDING CONFESSION OF JUDGMENT

This Disclosure and Waiver of Rights Regarding Confession of Judgment is made a part of the Promissory Note – NON FIN 5 RM in the principal amount of $6,800,000, between Cherokee Pharmaceuticals LLC, a Pennsylvania limited liability company ("Maker"), as Maker and Merck & Co., Inc., a New Jersey corporation ("Payee") as Payee having an effective date of January 1, 2008 (the "Note"), representing a purchase money loan ("Loan"). The Note is guaranteed by PRWT Services, Inc. ("PRWT"). All capitalized terms not otherwise defined herein shall have the meaning ascribed to them as set forth the in the Note.

1. Creation of Obligation. Maker understands that the Note contains confession of judgment clauses and acknowledges the following:

(a) Confession of Judgment. Maker has authorized Payee to enter a judgment by confession against it and in Payee's favor.

(b) Entry of Judgment Only After Default. Payee's right to enter a judgment by confession arises only after the occurrence of an Event of Default under the Note or the Transaction Documents, which remains uncured.

(c) No Notice In Advance. Except as may be otherwise provided specifically in the Note, the Transaction Documents, or as may be required by law, Maker has given up the right to any notice or opportunity to be heard prior to the entry of this judgment by confession in the public records.

(d) Possible Judicial Sale of All Property and Garnishment or Levy upon Bank Accounts or any other Personal Property. Maker has given to Payee the right, upon the entry of judgment by confession against Maker, to subject the property of Maker to execution and judicial sale.

(e) Payment of Payee's Attorneys' Fees and Cost. Maker will be able to challenge the entry of judgment by confession only by a proceeding to open or strike the judgment by confession and such a proceeding will result in the imposition of Payee's costs and reasonable attorneys' fees, which Maker will have to pay if the challenge to the entry of judgment is not fully successful.

2. Significance of Confession of Judgment. Maker acknowledges and understands that if the Note had not contained confession of judgment clauses:

(a) Notice. Maker would have the right to be heard prior to the entry of judgment by confession and prior to the execution of the judgment upon any of Maker's bank accounts or other personal property.

(b) Burden of Proof. The burden of proving the occurrence of an Event of Default would rest upon Payee before any judgment could be entered against Maker.

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(c) Attorneys' Fees and Costs. The additional expense of costs and reasonable attorneys' fees incident to attempting to open or strike a judgment entered by confession would be avoided.

3. Voluntary Act. Fully and completely understanding these rights, and having had the opportunity to review these matters with an attorney, Maker nevertheless knowingly, intelligently, freely and voluntarily chose to execute this Note, thereby waiving, relinquishing, and abandoning the rights described in Paragraph 2 hereof and subjecting Maker to the circumstances described in Paragraph 1, because Maker wanted to induce Payee to make the Loan.

4. Business Purpose; Minimum Income. Maker acknowledges that the Loan is not a consumer transaction, has been advanced for a commercial or business purposes, and that the annual income of each the Maker and PRWT exceeds the sum of Ten Thousand Dollars ($10,000).